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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in this Form SB-2 filing by VCG Holding Corp. of my report dated January 7, 2003 relating to the financial statements of Platinum of Illinois, Incorporated which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said filing.

Aurora, Colorado

May 12, 2003                                            RONALD R. CHADWICK, P.C.



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in this Form SB-2 filing by VCG Holding Corp. of my report dated January 7, 2003 relating to the financial statements of Indy of Colorado, Ltd. which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said filing.

Aurora, Colorado

May 12, 2003                                            RONALD R. CHADWICK, P.C.


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in this Form SB-2 filing by VCG Holding Corp. of my report dated February 14, 2003 relating to the financial statements of Tennessee Restaurant Concepts, Inc. which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said filing.

Aurora, Colorado

May 12, 2003                                            RONALD R. CHADWICK, P.C.


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in this Form SB-2 filing by VCG Holding Corp. of my report dated February 14, 2003 relating to the financial statements of Tennessee Restaurant Concepts II, L.P. which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said filing.

Aurora, Colorado

May 12, 2003                                            RONALD R. CHADWICK, P.C.